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                                                           Exhibits 5.1 and 23.1

                                            June 30, 1998

FSC Semiconductor Corporation
333 Western Avenue
South Portland, Maine  04106

Re:      Employee Stock Purchase Savings Plan

Dear Sirs:

         We have assisted in the preparation of the Registration Statement on Form S-8 (File No. 333-_________) (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 500,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of FSC Semiconductor Corporation, a Delaware corporation (the "Company"), issuable pursuant to the Company's Employee Stock Purchase Savings Plan (the "Plan").

         We have examined and relied upon the Company's Certificate of Incorporation and Bylaws and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed relevant for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on and subject to the foregoing, we are of the opinion that: (i) the Company has duly authorized for issuance the Shares covered by the Registration Statement issued or to be issued pursuant to the Plan, as described in the Registration Statement, and the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable; and (ii) the interests in the Plan, when acquired in accordance with the terms of such Plan, will be valid and legal interests in such Plan.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                                              Very truly yours,

                                                              Pierce Atwood